FOR IMMEDIATE RELEASE	COMPANY CONTACT: Michael Hershberger
February 28, 2018	Chief Financial Officer
(813) 397-1187
mhershberger@hiiquote.com

Health Insurance Innovations, Inc. Reports Record Fourth Quarter and Fiscal 2017

Financial and Operating Results

Record Revenues of $250.5 million, up 35.8% YOY

Record GAAP Diluted Earnings per Share of $1.50, up 163.2% YOY

Record Adjusted Earnings per Share of $1.65, up 47.3% YOY

Record Policies in Force totaled approximately 376,100, up 29.6% YOY

Issues 2018 Full Year Guidance

Tampa, FL— February 28, 2018 — (GLOBE NEWSWIRE) — Health Insurance Innovations, Inc. (NASDAQ:HIIQ), a leading cloud-based technology platform and distributor of affordable individual and family health insurance and supplemental plans, today announced financial results for the fourth quarter and year ended December 31, 2017. The Company will host a live conference call on Thursday, March 1, 2018, at 8:30 A.M. EST.

2017 Annual Consolidated Financial Highlights

●	Record revenue was $250.5 million, compared to $184.5 million in 2016, an increase of 35.8%.

●	Record total collections from members (premium equivalents) of $395.6 million compared to $311.6 million in 2016, an increase of 27.0%.

●	Net income was $26.5 million, compared to $13.1 million in 2016, an increase of 102.3%.

●	Record adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $45.5 million, compared to $27.8 million in 2016, an increase of 63.7%.

●	Record GAAP diluted earnings per share was $1.50, compared to $0.57 in 2016, an increase of 163.2%.

●	Record adjusted earnings per share, also referred to as adjusted net income per share, or adjusted EPS, was $1.65 compared to $1.12 in 2016, an increase of 47.3%.

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●	Record policies in force as of December 31, 2017, totaled approximately 376,100, compared to 290,100 as of December 31, 2016, an increase of 29.6%.

●	Cash and cash equivalents totaled $39.3 million as of December 31, 2017, an increase of $27.1 million from December 31, 2016.

Premium equivalents, adjusted EBITDA, and adjusted EPS are non-GAAP financial measures. See the reconciliations of these measures to their respective most directly comparable GAAP measure below in this press release.

2018 Full Year Guidance

The Company expects annual revenue for 2018 to be between $290 million and $300 million or grow approximately 15% to 20% year-over-year, adjusted EBITDA to be between $54 million and $57 million or grow approximately 20% to 25% year-over-year and adjusted EPS to be between $2.45 and $2.55 or grow approximately 48% to 55% year-over-year. These guidance numbers are based on the Company’s current method of accounting for revenue. As an emerging growth company, it will be adopting the revised revenue recognition standard, known as ASC 606, in the fourth quarter of 2018.

“We continue to efficiently provide affordable healthcare solutions to consumers who would not otherwise have insurance that meets their needs. As we look ahead, we will continue to invest in our technology platform to improve our member’s experience and we will launch the next generation of our technology platform in 2018. We will also continue to invest in ecommerce, enhance our scalability and maintain our competitive advantage.” said Gavin Southwell, HIIQ’s Chief Executive Officer and President.

Fourth Quarter 2017 Consolidated Financial Highlights

●	Record revenue was $69.5 million, compared to $51.4 million in the fourth quarter of 2016, an increase of 35.2%.

●	Record total collections from members (premium equivalents) of $106.3 million compared to $85.3 million in the fourth quarter of 2016, an increase of 24.6%.

●	Net income was $5.0 million, compared to $1.4 million in the fourth quarter of 2016, an increase of 257.1%.

●	Record adjusted EBITDA was $10.5 million, compared to $8.9 million in the fourth quarter of 2016, an increase of 18.0%.

●	GAAP diluted earnings per share was $0.30, compared to a loss of $0.02 in the fourth quarter of 2016.

●	Adjusted EPS, was $0.37 compared to $0.35 in the fourth quarter of 2016, an increase of 5.7%.

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2017 Financial Discussion

2017 revenues of $250.5 million increased 35.8%, compared to 2016, driven by an increase in policies in force, favorable commission margins and improved discount benefit plan offerings.

Total selling, general & administrative expense (“SG&A”) was $64.4 million (25.7% of revenues) in 2017, compared to $51.5 million (27.9% of revenues) in 2016. Core SG&A, defined as total SG&A adjusted for stock-based compensation, transaction costs, severance, restructuring and other costs, and marketing leads and advertising expense, for the year was $43.0 million (17.2% of revenues) in 2017, compared to $34.1 million (18.5% of revenues) in 2016.

Net income was $26.5 million in 2017, compared to $13.1 million in 2016, an increase of 102.3%. Net income included a reduction of $0.8 million due to the Tax Cuts and Jobs Act of 2017 (“Tax Act”). The decrease in maximum corporate tax rate from 35% to 21% resulted in a one-time increase in income of $11.8 million due to a reduction in the Tax Receivable Agreement Liability. Additionally, we recognized a one-time, $12.6 million charge to income tax expense due to a reduction of our Deferred Tax Asset. EBITDA was $47.3 million in 2017, compared to $11.7 million in 2016, an increase of 304.3%. 2017 EBITDA included an $11.8 million increase due to the reduction in the Tax Receivable Agreement Liability.

Adjusted EBITDA was $45.5 million in 2017, an increase of 63.7% over $27.8 million in 2016. Adjusted EBITDA as a percentage of revenue was 18.2% in 2017, compared to 15.1% in 2016. Adjusted EBITDA is EBITDA adjusted for items that are not part of regular operating activities, including tax receivable adjustments, severance, restructuring costs, and other non-cash items such as stock-based compensation. A reconciliation of net income to EBITDA and adjusted EBITDA for the 2017 and 2016 fiscal year is included within this press release.

GAAP diluted EPS for 2017 was $1.50, compared to $0.57 in 2016. Current year diluted EPS was negatively impacted by a one-time net charge of approximately $0.06 related to the Tax Act.

Adjusted EPS for 2017 was $1.65, compared to $1.12 in 2016. A reconciliation of net income to adjusted net income per share is included within this press release.

The Company makes short-term advances to distributors based on actual sales. These advanced commissions assist distributors with working capital. The Company recovers advances on an ongoing basis from future commissions on premiums, which are collected over the period in which policies renew. In 2017 the year-end net advanced commission balance was $39.5 million, a $2.5 million increase from the 2016 year-end balance of $37.0 million, and up $12.5 million sequentially.

Cash and cash equivalents totaled $39.3 million as of December 31, 2017, an increase of $27.1 million from December 31, 2016. The Company repurchased 222,184 shares of our common stock in the fourth quarter of 2017 for $4.9 million as part of its previously announced share repurchase program.

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Fourth Quarter Financial Discussion

Fourth quarter revenues of $69.5 million increased 35.2%, compared to fourth quarter revenues in 2016, driven primarily by an increase in policies in force during the Open Enrollment Period which ended December 15, 2017, favorable commission margins and improved discount benefit plan offerings.

Total SG&A was $19.0 million (27.3% of revenues) in the fourth quarter, compared to $16.0 million (31.1% of revenues) in the same period in 2016. Core SG&A was $11.7 million (16.8% of revenues) in the fourth quarter, compared to $8.5 million (16.5% of revenues) in the same period of 2016. A reconciliation of SG&A to core SG&A for each quarter in 2017 and the fourth quarter of 2016 is included within this press release.

Net income was $5.0 million in the fourth quarter of 2017, compared to $1.4 million in the same period in 2016, an increase of 257.1%. Net income included a reduction of $0.8 million due to the Tax Act. The change in maximum corporate tax rate from 35% to 21% resulted in a one-time increase in income of $11.8 million due to a reduction in the Tax Receivable Agreement Liability. Additionally, we recognized a one-time charge of $12.6 million to income tax expense due to a reduction of our Deferred Tax Asset. EBITDA was $18.7 million in the fourth quarter of 2017, compared to negative $4.9 million in the same period in 2016. Fourth quarter 2017 EBITDA included an $11.8 million increase due to the reduction in the Tax Receivable Agreement Liability.

Adjusted EBITDA was $10.5 million in the fourth quarter of 2017, an increase of 18.0% over $8.9 million in the same period in 2016. Adjusted EBITDA as a percentage of revenue was 15.1% in the fourth quarter of 2017, compared to 17.3% in the same period in 2016.

GAAP diluted earnings per share for the fourth quarter in 2017 was $0.30, compared to a loss of $0.02 in the same period in 2016. Fourth quarter diluted EPS was negatively impacted by approximately $0.06 related to the Tax Act.

Adjusted EPS for the fourth quarter in 2017 was $0.37, compared to $0.35 in the same period in 2016, an increase of 5.7%.

Regulatory Update

The Florida Office of Insurance Regulation granted the Company a third-party administrator’s license, subject to certain conditions, most of which are considered to be standard for such a license.

As previously disclosed, the Company is the subject of a multistate examination. The Company is proactively communicating and cooperating with all applicable regulatory agencies and has provided a detailed action plan to regulators that summarizes the Company’s enhanced compliance and control mechanisms.

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Conference Call and Webcast

The Company will host an earnings conference call on March 1, 2018 at 8:30 A.M. Eastern time. All interested parties can join the call by dialing (877) 407-9039 or (201) 689-8470; the conference ID is 13675038. A webcast of the call may be accessed in the Investor Relations section of Health Insurance Innovations’ website at http://investor.hiiquote.com/events.cfm. An archive of the call will be available for 30 days through the same website.

About Health Insurance Innovations, Inc. (HIIQ)

HIIQ is a market leading cloud-based technology platform and distributor of innovative health insurance products that are affordable and meet the needs of health insurance plan consumers. HIIQ helps develop insurance products through our relationships with best-in-class insurance companies and markets them via its broad distribution network of third party licensed insurance agents across the nation, its call center network and its unique online capability. Additional information about HIIQ can be found at HiiQuote.com. HIIQ’s Consumer Division includes AgileHealthInsurance.com, a website for researching, comparing and purchasing short-term health insurance products online and HealthPocket.com, a free website that compares and ranks all health insurance plans, and uses objective data to publish unbiased health insurance market analyses and other consumer advocacy research.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for products offered through our platform, state regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements will be discussed in HIIQ’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Non-GAAP Financial Information

To supplement HIIQ’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, HIIQ presents certain financial measures that are not prepared in accordance with GAAP, including premium equivalents, adjusted EBITDA, and adjusted EPS. These non-GAAP financial measures, which are defined below, should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

HIIQ is presenting these non-GAAP financial measures to assist investors in seeing HIIQ’s operating results through the eyes of management and because HIIQ’s believes that these measures provide a useful tool for investors to use in assessing HIIQ’s operating performance against prior period operating results and against business objectives. HIIQ uses the non-GAAP financial measures in evaluating its operating results and for financial and operational decision-making purposes.

The accompanying tables provide more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. HIIQ has not reconciled adjusted EBITDA guidance or adjusted EPS guidance to GAAP net income or GAAP net income per diluted share, respectively, because HIIQ does not provide guidance for the reconciling items between these measures and GAAP net income or GAAP net income per diluted share, respectively. As certain of the items that impact GAAP net income and/or GAAP net income per diluted share cannot be reasonably predicted at this time, HIIQ is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

($ in thousands, except share and per share data)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$39,345	$12,214
Restricted cash	14,920	11,938
Accounts receivable, net, prepaid expenses and other current assets	3,789	2,815
Advanced commissions, net	39,549	37,001
Total current assets	97,603	63,968
Property and equipment, net	5,408	4,022
Goodwill	41,076	41,076
Intangible assets, net	5,942	7,907
Deferred tax assets, net	14,960	8,181
Other assets	96	193
Total assets	$165,085	$125,347
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$39,725	$29,680
Deferred revenue	662	430
Income taxes payable	787	2,121
Due to member	1,775	3,282
Other current liabilities	5	126
Total current liabilities	42,954	35,639
Due to member	15,096	9,460
Other liabilities	34	170
Total liabilities	58,084	45,269
Commitments and contingencies
Stockholders’ equity:
Class A common stock (par value $0.001 per share, 100,000,000 shares authorized; 12,731,758 and 8,156,249 shares issued as of December 31, 2017 and 2016, respectively; 12,350,981 and 8,036,705 shares outstanding as of December 31, 2017 and 2016, respectively)	13	8
Class B common stock (par value $0.001 per share, 20,000,000 shares authorized; 3,841,667 and 6,841,667 shares issued and outstanding as of December 31, 2017 and 2016, respectively)	4	7
Preferred stock (par value $0.001 per share, 5,000,000 shares authorized; no shares issued and outstanding as of December 31, 2017 and 2016, respectively)	—	—
Additional paid-in capital	71,770	47,849
Treasury stock, at cost (380,777 and 119,544 shares as of December 31, 2017 and 2016, respectively)	(6,887)	(1,122)
Retained earnings	19,305	1,420
Total Health Insurance Innovations, Inc. stockholders’ equity	84,205	48,162
Noncontrolling interests	22,796	31,916
Total stockholders’ equity	107,001	80,078
Total liabilities and stockholders’ equity	$165,085	$125,347

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Income

($ in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)
Revenues (premium equivalents of $106,309 and $85,325 for the three months ended December 31, 2017 and 2016, respectively, and $395,552 and $311,590 for the twelve months ended December 31, 2017 and 2016, respectively)	$69,490	$51,424	$250,476	$184,516
Operating expenses:
Third-party commissions	42,154	29,954	145,300	107,663
Credit card and ACH fees	1,423	1,182	5,127	3,960
Selling, general and administrative	18,989	16,007	64,446	51,527
Depreciation and amortization	1,086	882	4,044	3,249
Total operating expenses	63,652	48,025	218,917	166,399
Income from operations	5,838	3,399	31,559	18,117

Other (income) expense:
Interest (income) expense	(17)	8	(19)	61
Fair value adjustment to contingent acquisition consideration	—	—	—	15
TRA (income) expense	(11,835)	9,220	(11,835)	9,678
Other expense	77	4	104	5
Net income before income taxes	17,613	(5,833)	43,309	8,358
Provision (benefit) for income taxes	12,598	(7,252)	16,818	(4,751)
Net income	5,015	1,419	26,491	13,109
Net income attributable to noncontrolling interests	1,232	1,607	8,606	8,596
Net income attributable to Health Insurance Innovations, Inc.	$3,783	$(188)	$17,885	$4,513

Per share data:
Net income per share attributable to Health Insurance Innovations, Inc.
Basic	$0.32	$(0.02)	$1.63	$0.59
Diluted	$0.30	$(0.02)	$1.50	$0.57
Weighted average Class A common shares outstanding
Basic	11,701,700	7,626,889	10,970,995	7,599,533
Diluted	12,551,769	7,909,235	11,937,725	7,909,235

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows

($ in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)
Operating activities:
Net income	$5,015	$1,419	$26,491	$13,109
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	2,967	2,430	7,404	3,792
Depreciation and amortization	1,086	882	4,044	3,249
Fair value adjustments to contingent acquisition consideration	—	—	—	15
Deferred income taxes	—	(8,263)	1,343	(8,539)
Deferred income taxes related to the Tax Act	12,874	—	12,610	—
Changes in operating assets and liabilities:
Increase in restricted cash	(1,173)	(1,481)	(2,982)	(4,032)
Increase in accounts receivable, prepaid expenses and other assets	(1,190)	(1,218)	(877)	(1,088)
Increase in advanced commissions	(12,539)	(6,308)	(2,548)	(12,470)
Decrease in income taxes receivable	—	—	—	591
(Decrease) increase in income taxes payable	(399)	835	(1,334)	2,121
Increase in accounts payable, accrued expenses and other liabilities	8,202	8,411	9,884	11,960
Increase in deferred revenue	405	204	232	46
(Decrease) increase in due to member pursuant to tax receivable agreement	(531)	8,775	(531)	9,233
Decrease in due to member related to the Tax Act	(11,835)	—	(11,835)	—
Net cash provided by operating activities	2,882	5,686	41,901	17,987
Investing activities:
Capitalized internal-use software and website development costs	(852)	(690)	(2,956)	(3,052)
Purchases of property and equipment	(270)	(21)	(509)	(61)
Net cash used in investing activities	(1,122)	(711)	(3,465)	(3,113)
Financing activities:
Proceeds from borrowings under revolving line of credit	—	—	—	7,500
Payments on borrowings under revolving line of credit	—	(5,000)	—	(15,000)
Payments for contingent acquisition consideration	—	—	—	(547)
Payments for noncompete obligation	—	(48)	(96)	(192)
Class A common stock withheld in treasury from restricted share vesting	(394)	(85)	(842)	(160)
Issuances of Class A common stock under equity compensation plans	1	19	33	19
Issuances of Class A common stock from treasury	—	4	—	21
Purchases of Cass A common stock pursuant to share repurchase plan	(4,923)	—	(4,923)	—
Distributions to member	(159)	(1,910)	(5,477)	(1,996)
Net cash used in financing activities	(5,475)	(7,020)	(11,305)	(10,355)
Net increase in cash and cash equivalents	(3,715)	(2,045)	27,131	4,519
Cash and cash equivalents at beginning of period	43,060	14,259	12,214	7,695
Cash and cash equivalents at end of period	$39,345	$12,214	$39,345	$12,214

Supplemental disclosure of non-cash financing activities:
Change in due to member related to Exchange Agreement	$(1)	$—	$18,618	$—
Change in deferred tax asset related to Exchange Agreement	—	—	(20,732)	—
Issuance of Class A common stock in a private offering related to Exchange Agreement	—	—	16,487	—
Exchange of Class B membership interests related to Exchange Agreement	—	—	(14,374)	—
Declared but unpaid distribution to member of Health Plan Intermediaries Holdings, LLC	638	(681)	638	2,761

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Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

($ in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income	$5,015	$1,419	$26,491	$13,109
Interest (income) expense	(17)	8	(19)	61
Depreciation and amortization	1,086	882	4,044	3,249
Provision (benefit) for income taxes	12,598	(7,252)	16,818	(4,751)
EBITDA (1)	18,682	(4,943)	47,334	11,668
Non-cash stock-based compensation	2,967	2,430	7,404	3,792
Fair value adjustment to contingent consideration	—	—	—	15
Transaction costs	(16)	—	745	—
Tax receivable agreement liability adjustment	(11,835)	9,220	(11,835)	9,678
Severance, restructuring and other	672	2,163	1,805	2,609
Adjusted EBITDA (2)	$10,470	$8,870	$45,453	$27,762

Reconciliation of Net Income to Adjusted Net Income per Share

(unaudited)

($ in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income	$5,015	$1,419	$26,491	$13,109
Interest (income) expense	(17)	8	(19)	61
Amortization	463	512	1,965	2,154
Provision (benefit) for income taxes	12,598	(7,252)	16,818	(4,751)
Non-cash stock-based compensation	2,967	2,430	7,404	3,792
Fair value adjustment to contingent consideration	—	—	—	15
Transaction costs	(16)	—	745	—
Tax receivable agreement liability adjustment	(11,835)	9,220	(11,835)	9,678
Severance, restructuring and other charges	672	2,163	1,805	2,609
Adjusted pre-tax income	9,847	8,500	43,374	26,667
Pro forma income taxes	(3,742)	(3,230)	(16,482)	(10,133)
Adjusted net income (3)	$6,105	$5,270	$26,892	$16,534
Total weighted average diluted share count	16,393	15,238	16,322	14,751
Adjusted net income per share (4)	$0.37	$0.35	$1.65	$1.12

(1)	EBITDA is defined as net income before interest expense, income taxes and depreciation and amortization. We have included EBITDA in this report because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our business. However, EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Other companies may calculate EBITDA differently than we do. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

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(2)	To calculate adjusted EBITDA, we calculate EBITDA, which is then further adjusted for items that are not part of regular operating activities, including acquisition costs, and other non-cash items such as non-cash stock-based compensation. Adjusted EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. We have presented adjusted EBITDA because we consider it an important supplemental measure of our performance and believe that it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate adjusted EBITDA differently than we do. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(3)	To calculate adjusted net income, we calculate net income then add back amortization (but not depreciation), interest, tax expense and other items that are not part of regular operating activities, including acquisition costs, restructuring costs, contract termination costs, tax receivable agreement liability adjustments, and other non-cash items such as non-cash stock-based compensation and fair value adjustment to contingent consideration. From adjusted pre-tax net income we apply a pro forma tax expense calculated at an assumed rate of 38.8%. We believe that when measuring Company and executive performance against the adjusted net income measure, applying a pro forma tax rate better reflects the performance of the Company without regard to the Company’s organizational tax structure. We have included adjusted net income in this report because it is a key performance measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in their evaluation of our company. Other companies may calculate this measure differently than we do. Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation or substitution for earnings per share as reported under GAAP.

(4)	Adjusted net income per share is computed by dividing adjusted net income by the total number of diluted Class A and Class B shares of our common stock for each period. We have included adjusted net income per share in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate this measure differently than we do. Adjusted net income per share has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for earnings per share as reported under GAAP.

Reconciliation of Premium Equivalents to Revenues

(unaudited)

($ in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Premium equivalents	$106,309	$85,325	$395,552	$311,590
Less risk premium	35,335	32,556	138,880	121,436
Less amounts earned by third party obligors	1,484	1,345	6,196	5,638
Revenues	$69,490	$51,424	$250,476	$184,516

(1)	Premium equivalents is defined as our total collections, including the combination of premiums, fees for discount benefit plans, enrollment fees, and third-party commissions and referral fees. All amounts not paid out as risk premium to carriers or paid out to other third-party obligors are considered to be revenues for financial reporting purposes. We have included premium equivalents in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the inclusion of premium equivalents can provide a useful measure for period-to-period comparisons of our business. This financial measurement is considered a non-GAAP financial measure and is not recognized under generally accepted accounting principles in the United States of America (“GAAP”) and should not be used as, and is not an alternative to, revenues as a measure of our operating performance.

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Summary of Selected Metrics

(unaudited)

($ in thousands)

	Submitted Applications during the Three Months Ended December 31,			Submitted Applications during the Twelve Months Ended December 31,
	2017	2016	Change (%)	2017	2016	Change (%)
IFP	125,800	85,300	47%	431,900	312,500	38%
Supplemental products	104,600	93,600	12%	320,600	312,500	3%
Total	230,400	178,900	29%	752,500	625,000	20%

	Policies in Force As of December 31,
	2017	2016	Change (%)
IFP	179,300	133,600	34%
Supplemental products	196,800	156,500	26%
Total	376,100	290,100	30%

	Submitted IFP Applications by Channel
	Q4’16	Q1’17	Q2’17	Q3’17	Q4’17
eCommerce	22,400	31,800	13,500	20,600	27,200
All Others	62,900	85,300	82,400	72,500	98,600
Total	85,300	117,100	95,900	93,100	125,800

	Core SG&A as a Percentage of Revenue
	Q4’16	Q1’17	Q2’17	Q3’17	Q4’17
Total SG&A	$16,007	$15,257	$14,697	$15,503	$18,989
Less: Stock-based compensation	2,430	821	934	2,682	2,967
Less (add): Transaction costs	—	306	450	5	(16)
Less: Severance, restructuring and other charges	2,163	533	363	238	672
Less: Marketing and Advertising	2,912	3,787	1,800	2,249	3,657
Core SG&A (1)	$8,502	$9,810	$11,150	$10,329	$11,709
% of Revenue	16.5%	17.6%	18%	16.3%	16.8%

(1) Core SG&A is defined as total SG&A adjusted for stock-based compensation, transaction costs, severance, restructuring and other costs, and marketing leads and advertising expense.

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Contacts:

Health Insurance Innovations, Inc.:

Michael Hershberger

Chief Financial Officer

(813) 397-1187

mhershberger@hiiquote.com

Investor Contact:

John Evans

PIR Communications

(415) 309-0230

IR@hiiquote.com

Media Contact for AgileHealthInsurance.com & HealthPocket.com:

Kevin McVicker

Kmvicker@sbpublicaffairs.com

Media Contact for HealthPocket.com:

Cassandre Durocher

Cdurocher@sbpublicaffairs.com

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